File Number 5903-043-4

                                                                        96692985

                                         o    DEPT-01 RECORDING           $27.00
                                         o    T#0011 TRAN 3182 09/11/96 09:50:00
                                         o     #7002 # ER *-96-692985
                                         o      COOK COUNTY RECORDER


                                State of Illinois
                                    Office of
                             The Secretary of State

Whereas,

                          ARTICLES OF INCORPORATION OF
                                MJG-O'HARE, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

Now Therefore, I, George H. Ryan, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

In  Testimony  Whereof,  I hereto  set my hand and cause to be affixed the Great
     Seal of the State of Illinois, at the City of Springfield, this 6TH day of SEPTEMBER A.D. 1996 and of the Independence of the United States the two hundred and 21ST

           [SEAL]
SEAL OF THE STATE OF ILLINOIS                     /s/ GEORGE H. RYAN
       AUG. 26TH 1818
                                                   Secretary of State
C-212.2

Form BCA-2.10                                  ARTICLES OF INCORPORATION
-----------------------------------------------------------------------------------------------------------------------------------
    (Rev. Jan. 1995)                      This space for use by Secretary State
George H. Ryan                                           FILED                                        SUBMIT IN DUPLICATE!
Secretary of State                                    SEP 06 1996                            --------------------------------------
Department of Business Services                                                                       This space for use by
Springfield, IL 62756                                GEORGE H. RYAN                                     Secretary of State
---------------------------------                  SECRETARY OF STATE
Payment must be made by certi-                                                                  Date  9-6-96
fied check, cashier's check, Ill-                                                               Franchise Tax  $ 25
nois attorney's check, Illinois                                                                 Filing Fee     $ 75
C.P.A.'s check or money order,                                                                                 ------
payable to "Secretary of State.                                                                 Approved        100 --
===================================================================================================================================

1.   CORPORATE NAME: MJG-O'Hare, Inc.
                     --------------------------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------------------------------------------
     (The corporate name must contain the word "corporation", "company," "incorporated," "limited" or an abbreviation thereof.)

===================================================================================================================================

2.   Initial Registered Agent: CT CORPORATION SYSTEM
                               ----------------------------------------------------------------------------------------------------
                                 First Name                                   Middle                                   Last Name

     Initial Registered Office: 208 S. La Salle Street
                                ---------------------------------------------------------------------------------------------------
                                  Number                                      Street                                     Suite #

                                Chicago                 IL                    60604                                        Cook
                                ---------------------------------------------------------------------------------------------------
                                  City                                       Zip Code                                     County

===================================================================================================================================

3.   Purpose or purposes for which the corporation is organized:
     (If  not sufficient space to cover this point, add one or more sheets of this size.)

     To engage in the  transaction of any and all lawful  business for which  corporations  may be  incorporated  under the Illinois
     Business Corporation Act.

===================================================================================================================================

4.   Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

                         Par Value              Number of Shares                Number of Shares              Consideration to be
     Class               per Share                 Authorized                Proposed to be Issued             Received Therefor
     ------------------------------------------------------------------------------------------------------------------------------
     Common              $  .01                       1000                            100                           $ 10.00
     ------------------------------------------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------------------------------------------
                                                                                                              TOTAL $ 10.00

     Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
     (If not sufficient space to cover this point, add one or more sheets of this size.)


                                                                                                                       EXPEDITED

                                                                                                                      SEP 6 1996

                                                                                                                  SECRETARY OF STATE
                                                               (over)


5.   OPTIONAL:

     (a) Number of directors constituting the initial board of directors of the corporation: 3.

     (b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

          Name           Residential Address                    City, State, ZIP
     ---------------------------------------------------------------------------
     Kenneth Waters                144 Green Bay Road         Winnetka, IL 60093
     ---------------------------------------------------------------------------
     Peter Bynoe       203 N. LaSalle St., Suite 1500         Chicago, IL 60601
     ---------------------------------------------------------------------------
     Charles Reeves                144 Green Bay Road         Winnetka, IL 60093
     ---------------------------------------------------------------------------

================================================================================

6.   OPTIONAL:
     (a)  It is estimated  that the value of all property to
          be owned by the corporation for the following year
          wherever located will be:                              $
                                                                  --------------
     (b)  It is estimated  that the value of the property to
          be located within the State of Illinois during the
          following year will be:                                $
                                                                  --------------
     (c)  It is estimated  that the gross amount of business
          that will be transacted by the corporation  during
          the following year will be:                            $
                                                                  --------------
     (d)  It is estimated  that the gross amount of business
          that will be transacted from places of business in
          the State of Illinois  during the  following  year
          will be:                                               $
                                                                  --------------


================================================================================

7.   OPTIONAL: OTHER PROVISIONS

     Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

================================================================================

8.                  NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

     The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated     September 5, 1996.

          Signature and Name                                Address

1. /s/  JULIE A. COLLINS                     1. One First National Plaza
  ------------------------------------         ---------------------------------
                Signature                       Street

             Julie A. Collins                  Chicago         IL       60603
  ------------------------------------         ---------------------------------
           (Type or Print Name)                 City/Town     State     Zip Code

2.                                           2.
  ------------------------------------         ---------------------------------
                Signature                       Street


  ------------------------------------         ---------------------------------
           (Type or Print Name)                 City/Town     State     Zip Code

3.
  ------------------------------------         ---------------------------------
                Signature                       Street


  ------------------------------------         ---------------------------------
           (Type or Print Name)                 City/Town     State     Zip Code

(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

================================================================================

                                  FEE SCHEDULE

o The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.
o    The filing fee is $75.
o The minimum total due (franchise tax + filing fee) is $100. (Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)
o The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.
     Illinois Secretary of State        Springfield,  IL 62756
     Department of Business Services    Telephone (217) 782-9522 or 782-9523

C-162.18

                       RIDER TO ARTICLES OF INCORPORATION
                                       OF
                                MJG-O'Hare, Inc.


7.   OTHER PROVISIONS

     Paragraph 1: No shareholder of the Corporation shall have cumulative voting rights with respect to any matter upon which shareholders are entitled to vote.

     Paragraph 2: A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the Business Corporation Act of the State of Illinois, or (iv) for any transaction from which the director derived an improper personal benefit. If the Business Corporation Act of the State of Illinois is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Business Corporation Act of the State of Illinois, as so amended. Any repeal or modification of this Paragraph 2 by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     Paragraph 3: Each person who is or was or had agreed to become a director or officer of the Corporation, and each person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee, or agent, trustee or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the fullest extent permitted by the Business Corporation Act of the State of Illinois or any other applicable laws as presently or hereafter in effect. Without limiting the generality of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Paragraph 3. Any repeal or modification of this Paragraph 3 by the shareholders of the Corporation shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.